DIGITAL ROOSTER.COM INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

             NINE MONTHS ENDED DECEMBER 31, 1999, DECEMBER 31, 2000
                           (EXPRESSED IN U.S. DOLLARS)

                            DIGITAL ROOSTER.COM INC.


                NINE MONTHS ENDED DECEMBER 31, 1999, DECEMBER 31, 2000


                                    CONTENTS



                                                                            PAGE


Consolidated  Financial  Statements:

     Consolidated  Balance  Sheet                                            1

     Consolidated  Statement  of  (Deficit)  Retained  Earnings              2

     Consolidated  Statement  of  Operations                                 3

     Consolidated  Statement  of  Cash  Flows                                4

                            DIGITAL ROOSTER.COM INC.
                          CONSOLIDATED BALANCE SHEETS
                           (EXPRESSED IN U.S. DOLLARS)

                                                       DECEMBER 31,  DECEMBER 31,
AS  AT                                                     2000         1999
                                                        (UNAUDITED)  (UNAUDITED)
=================================================================================

                                  A S S E T S
                                  -----------

CURRENT
    Cash and short-term investment                        $       -   $  12,704
    Accounts receivable                                      40,659      46,000
    Prepaids and sundry receivables                          56,664      17,673
                                                          ----------  ----------

                                                             97,323      76,377

DUE FROM SHAREHOLDERS                                             -       2,605

CAPITAL ASSETS                                              124,479      81,342

GOODWILL                                                    183,842           -

DUE FROM JAZZ MONKEY MEDIA INC.
                                                                  -      79,485
                                                          ----------  ----------

                                                          $ 405,644   $ 239,809
                                                          ==========  ==========


                              L I A B I L I T I E S
                              ---------------------
CURRENT
    Accounts payable and accrued liabilities              $ 168,875   $  64,463
    Income tax payable                                        1,610           -

DEFERRED REVENUE                                                  -           -
LOANS PAYABLE                                                     -           -
DUE TO SHAREHOLDERS                                          56,799           -
NOTE PAYABLE.                                                59,992           -
                                                          ----------  ----------

                                                            287,276      64,463
                                                          ----------  ----------

                      S H A R E H O L D E R S' E Q U I T Y
                      ------------------------------------

CAPITAL STOCK                                               749,985     430,287

TRANSLATION ADJUSTMENT                                         (960)     (3,104)

(DEFICIT) RETAINED EARNINGS                                (630,657)   (251,837)
                                                          ----------  ----------

                                                            118,368     175,346
                                                          ----------  ----------

                                                          $ 405,644   $ 239,809
                                                          ==========  ==========


================================================================================
                                                                              2.

                            DIGITAL ROOSTER.COM INC.
              CONSOLIDATED STATEMENT OF (DEFICIT) RETAINED EARNINGS
                          (EXPRESSED IN U.S. DOLLARS)

                                                        DECEMBER 31,  DECEMBER 31
FOR  THE  PERIODS  ENDED                                   2000          1999
                                                         (9 MONTHS)   (9 MONTHS)
                                                        (UNAUDITED)   UNAUDITED)
================================================================================

BALANCE - Beginning of period                             $(325,419)  $  84,817

Net (loss) income                                          (305,238)   (336,653)
                                                          ----------  ----------

BALANCE - End of period                                   $(630,657)  $(251,836)
                                                          ==========  ==========


================================================================================
                                                                              3.

                            DIGITAL ROOSTER.COM INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          (EXPRESSED IN U.S. DOLLARS)

                                                      DECEMBER 31,  DECEMBER 31,
FOR  THE  PERIODS  ENDED                                 2000          1999
                                                      (9 MONTHS)     (9 MONTHS)
                                                      (UNAUDITED)   (UNAUDITED)
================================================================================


REVENUES                                                 $1,401,747   $ 977,546

COST OF SALES                                               377,931     478,035
                                                         -----------  ----------

GROSS PROFIT                                              1,023,816     499,511
                                                         -----------  ----------


EXPENSES

    Administrative                                          617,221     511,114
    Selling                                                 436,110     166,489
    Computer                                                209,625     136,057
    Interest                                                 25,715      19,368
    Amortization of capital assets                           34,225           -
    Amortization of goodwill                                  6,158       3,136
                                                         -----------  ----------

                                                          1,329,054     836,164
                                                         -----------  ----------

NET (LOSS) INCOME                                        $ (305,238)  $(336,653)
                                                         ===========  ==========


================================================================================
                                                                              4.

                            DIGITAL ROOSTER.COM INC.
      CONSOLIDATED  STATEMENT  OF  CASH  FLOWS
                           (EXPRESSED IN U.S. DOLLARS)

                                                       DECEMBER 31, DECEMBER 31,
FOR  THE  PERIODS  ENDED                                  2000         1999
                                                        (9 MONTHS)  (9 MONTHS)
                                                       (UNAUDITED)  (UNAUDITED)
================================================================================

CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                                     $(305,237)  $(336,653)
    Adjustment for non-cash items:
      Amortization of capital assets                         25,715      19,368
      Amortization of goodwill                               34,225           -
      Non-cash expenses                                           -           -
      Translation adjustment                                 (4,358)     (7,431)
                                                          ----------  ----------

                                                           (249,655)   (324,716)
    Changes in non-cash operating items
                                                             74,674     (17,051)
                                                          ----------  ----------

CASH FLOWS (USED IN) PROVIDED BY
OPERATING ACTIVITIES                                       (174,981)   (341,767)
                                                          ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES

    Advances from (to) shareholders                          26,527      33,302
    Advances from (to) Jazz Monkey Media Inc.               148,633     (79,485)
    Issuance of capital stock                                     -     429,595
                                                          ----------  ----------

CASH FLOWS PROVIDED BY (USED IN)
FINANCING ACTIVITIES                                        175,160     383,412
                                                          ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES

    Purchase of capital assets                              (66,903)    (43,065)
                                                          ----------  ----------

CASH FLOWS USED IN INVESTING
ACTIVITIES                                                  (66,903)    (43,065)
                                                          ----------  ----------

INCREASE (DECREASE) IN CASH FROM
BUSINESS ACTIVITIES                                         (66,724)     (1,420)


CASH - Beginning of period                                   66,724      14,124
                                                          ----------  ----------

CASH AND SHORT -
TERM INVETMENT - End of period                            $       -   $  12,704
                                                          ==========  ==========


================================================================================
                                                                              5.
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